                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO. 1)

Filed by the registrant    [ X ]

Filed by a party other than the registrant   [ _ ]

Check the appropriate box:

[ _ ]    Preliminary proxy statement

[ X ]    Definitive proxy statement

[ _ ]    Definitive additional materials

[ _ ]    Soliciting material pursuant to Rule 14a-11 or Rule 14a-12


                              GENIUS PRODUCTS, INC.
         -------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
--------------------------------------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (check the appropriate box):

[ X ]    No fee required

[ _ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) or 0-11.

         (1)     Title of each class of securities to which transaction applies:
                 _______________________________________________________________

         (2)     Aggregate number of securities to which transaction applies:
                 _______________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________________

         (4)     Proposed aggregate value of transaction: ______________________

         (5)     Total fee paid: _______________________________________________

[ _ ]    Fee paid previously with preliminary materials.

[ _ ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and date of filing.

         (1)     Amount previously paid: _______________________________________

         (2)     Form, schedule or Registration Statement No.: _________________

         (3)     Filing party: _________________________________________________

         (4)     Date filed: ___________________________________________________

                              GENIUS PRODUCTS, INC.

                           11250 El Camino Real, #100
                           San Diego, California 92130
                                 (858) 793-8840
                              _____________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JULY 7, 2003

         The Annual Meeting of the Shareholders of Genius Products, Inc. (the "Company") will be held at the Marriott Hotel, 11966 El Camino Real, San Diego, California at 8:30 a.m. local time on Monday, July 7, 2003, for the following purposes:

         1. To elect a board of six Directors.

         2. To ratify our 2003 Stock Option Plan.

         3. To ratify the appointment of Cacciamatta Accountancy Corporation as our independent auditors for the fiscal year ended December 31, 2003.

         4. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on May 8, 2003, are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

         WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO FILL IN THE ENCLOSED PROXY AND TO SIGN AND FORWARD IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. ANY SHAREHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING A NEW PROXY WITH A LATER DATE, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD. YOUR COOPERATION IN PROMPTLY RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.

                                          By Order of the Board of Directors


                                                /S/ KLAUS MOELLER
                                          -------------------------------------
San Diego, California                     Klaus Moeller, Chairman of the Board,
May 30, 2003                              Chief Executive Officer and Interim
                                          Chief Financial Officer

                              GENIUS PRODUCTS, INC.
                         11250 El Camino Real, Suite 100
                           San Diego, California 92130
                                 (858) 793-8840
                              ____________________

                                 PROXY STATEMENT
                                (Amendment No. 1)
                              ____________________

SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Genius Products, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Marriott Hotel, 11966 El Camino Real, San Diego, California on Monday, July 7, 2003, and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. In addition to solicitation by use of the mail, certain of our officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, telegram or personal interview. We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and have agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

REVOCATION OF PROXIES

         All Proxies which are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

RECORD DATE AND VOTING

         The close of business on May 8, 2003, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. As of the record date, we had outstanding 16,305,497 shares of common stock, par value $.001 per share.

         Each shareholder of record is entitled to one vote for each share held on all matters to come before the meeting, except that shareholders may have cumulative voting rights with respect to the election of Directors. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on for which a vote was cast. An abstention from voting or a broker non-vote will not be counted in the voting process.

         The proxy process does not permit shareholders to cumulate votes. No shareholder may cumulate votes unless the candidate or candidates' names for which such votes are to be cast have been placed in nomination prior to voting and a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at the meeting and prior to the voting. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Shareholders who have completed the enclosed proxy, and who do not revoke such proxy before voting occurs, grant the proxy holders discretionary authority to cumulate the shareholder's votes for directors if cumulative voting occurs. Management does not, at this time, intend to give notice of cumulative voting or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given in proper format at the meeting, in which instance management intends to cumulatively vote all of the proxies held by it in favor of the nominees for office as set forth herein. In the event cumulative voting shall be utilized, each shareholder may cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in such shareholder's name as of the record date. All of these votes may be cast for one nominee, or they may be distributed among as many nominees as the shareholder sees fit. The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

         Shareholders may revoke any proxy before it is voted by attendance at the meeting and voting in person, by executing a new proxy with a later date, or by giving written notice of revocation to the Secretary of the Company.

         The shares represented by proxies which are returned properly signed will be voted in accordance with the shareholders' directions. If the proxy card is signed and returned without direction as to how they are to be voted, the shares will be voted as recommended by the Board of Directors.

MAILING OF PROXY STATEMENT AND PROXY CARD

         Our Annual Report for 2002 is enclosed for your convenience but is not to be considered part of the solicitation material. We will pay the cost for preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies.

         Our principal executive offices are located at 11250 El Camino Real, Suite 100, San Diego, California 92130. This Proxy Statement and the accompanying Proxy Card is first being mailed to shareholders on or about May 14, 2003.

                                   PROPOSAL 1
                            ELECTION OF THE DIRECTORS

         In accordance with our Articles of Incorporation and Bylaws, the Board of Directors consists of not less than two nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the shareholders of the Company, directors are elected for a one-year term, or until their successors are elected or appointed. The Board of Directors is currently set at seven members. The Board of Directors proposes the election of the nominees named below.

         Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below, unless authority is withheld. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
            VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

         The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

              David Anderson           Larry Balaban          Richard Bermingham
              Klaus Moeller            Nancy Evensen          Margaret Loesch

         If elected, the nominees are expected to serve until the 2004 Annual Meeting of Shareholders.

INFORMATION WITH RESPECT TO EACH NOMINEE AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to each nominee and executive officer of the Company as of May 8, 2003.

NAME                         AGE     POSITION
----                         ---     --------

Klaus Moeller                42      Chairman of the Board, Chief Executive
                                     Officer, Interim Chief Financial
                                     Officer, Director and Director Nominee
Michael Meader               37      President
Larry Balaban                39      Executive Vice President of Marketing and
                                     Production,  Director and Director Nominee
Howard Balaban               42      Executive Vice President of New Business
                                     Development
Julie Ekelund                41      Executive Vice President of Sales
David Anderson               61      Director and Director Nominee*
Richard Bermingham           64      Director and Director Nominee*
Deborah Law Cross            48      Director*
Nancy Evensen                47      Director and Director Nominee*
Margaret Loesch              57      Director and Director Nominee*

* Member of Audit and Compensation Committees.

         KLAUS MOELLER has served as our Chief Executive Officer and as a Director since October 1997. Mr. Moeller has served as our Interim Chief Financial Officer since May 2001. Mr. Moeller had been the Chairman of the Board and Chief Executive Officer of ITM, which we acquired in October 1997. Mr. Moeller has a background in marketing, advertising, real estate and auditing.

         MICHAEL MEADER has served as our Executive Vice President since April of 1998, and our Executive Vice President - Distribution since January 2002. He was appointed our President in May of 2002. Mr. Meader worked as an outside consultant with us for a number of years prior to joining the Company. His expertise encompasses distribution, category management and service for programs designed for mass-market retailers. From 1994 to 1998, Mr. Meader served as Vice President of Specialty Products at ARAMARK Corporation. While at ARAMARK, he controlled all corporate operations related to ARAMARK's Music Division.

         LARRY BALABAN has served as our Executive Vice President of Marketing and Production since January 1999, after having rendered consulting services to us for approximately six months. He was elected to our Board of Directors in July 2001. Before joining Genius, Mr. Balaban was president of Mr. B Productions, a non-traditional marketing firm based in New York City, specializing in TV production, target marketing and membership programs. From 1994-1997, Mr. Balaban was president of Virtual Reality Productions, where he specialized in marketing, and coordinated specialized audio productions for licensed products including Star Trek(TM), The Simpsons and the X-Files. Larry and Howard Balaban are brothers.

         HOWARD BALABAN has served as our Executive Vice President of New Business Development since January 2002. He was previously appointed Senior Vice President of Sales in January 1999 after having rendered consulting services to us for just over six months. Prior to his appointment, Mr. Balaban was a sales and marketing consultant to various companies. From 1994-1997, Mr. Balaban was Senior Vice President of Business Development for Future Call, Inc., a prepaid telephone card company that he co-founded with William Shatner, and which held the rights to all Star Trek(TM) properties associated with prepaid phone cards. From 1991-1995, he was the chief executive officer of 3B Telecommunications, a company he founded and which acted as a master agent for telecom networks reselling phone time and telecom services. Howard and Larry Balaban are brothers.

         JULIE EKELUND was appointed as our Executive Vice President of Sales in April 2002 after having rendered consulting services to us for a year. She has also worked in sales with Ekelund & Associates since 1994.

         DAVID ANDERSON was appointed a Director in May 2002. Mr. Anderson has been a private investor and consultant for the last six years since his retirement from Burlington Northern Railway where he served as Executive Vice President and CFO. He was previously a Senior Vice President and CFO of Federal Express Corporation.

         RICHARD BERMINGHAM was appointed to our Board of Directors in May 2002. In 1994, after retiring from 27 years of service with Collins Foods/Sizzler, including 15 years as President and 7 years as CEO, Mr. Bermingham served as Vice Chairman of the Board for American Golf Corporation. He currently serves on the boards of two private companies. He has also served as an active advisor to and/or investor in various start-up companies.

         DEBORAH LAW CROSS has served on our Board of Directors since March 14, 2000. In May 2001, Ms. Cross retired from her position as Director of Contract Services at HearPO, a division of Sonus USA. which owns and operates hearing care centers in the United States and Western Canada. As Director of Contract Services, Ms. Cross designed, negotiated and implemented managed-care contracts. From 1996 to 1999, Ms. Cross was an area manager for Sonus, during which she managed 21 audiology clinics. From 1983 to 1996, Ms. Cross was the owner and president of Hearing Dynamics, Inc. which owned and operated four audiology clinics. Ms. Cross sold Hearing Dynamics to Sonus in 1996.

         NANCY EVENSEN was appointed to our Board of Directors in May 2002. Ms. Evensen joined North American Membership Group, a club-based affinity marketing and publishing company in 1994 as Senior Vice President of Marketing to oversee all marketing functions. She has served as President and CEO at North American Membership Group since 1999. Ms. Evensen was previously a Senior Vice President of Marketing at Nordic Track, after starting her career at Fingerhut and later moving to CVN Companies, a home shopping and mail order business which was sold to QVC.

         MARGARET LOESCH was appointed to our Board of Directors in May 2002. Ms. Loesch is currently co-owner and partner in East Carolina Radio Inc. and East Carolina Radio of Elizabeth City, Inc. which owns and operates a group of radio stations in eastern North Carolina. From 1998 to 2001, Ms. Loesch was the founding President and Chief Executive Officer of Crown Media United States where she headed the building and launching of the U.S. Hallmark Channel, as well as its predecessor, Odyssey Network. Previously she was President of the Jim Henson Television Group, Worldwide. From 1990 to 1997, Ms. Loesch was founding President and CEO, as well as the key architect of FOX Kids Networks, Worldwide. Ms. Loesch was previously President and CEO of Marvel Productions, a company she helped build and maneuver through two subsequent ownership changes, and has served as Executive Vice-President of Hanna-Barbera Productions. She was also with NBC TV Network as its Director, Children's Programs and with ABC TV Network, where she held a variety of production positions. Ms. Loesch is a four-time Emmy Award winner, a George Foster Peabody Award winner, and recipient of the prestigious Chair Award from the Caucus for Television Producers, Writers, and Directors. Ms. Loesch is currently Vice-Chairman of the Academy of Television Arts & Sciences Foundation.

         During fiscal year 2002, the Board held four meetings. All directors attended at least 75% of the meetings held by the Board of Directors and the committees on which he or she served during 2002, except for David Anderson and Deborah Law Cross who each attended one of the two meetings held by the Compensation Committee. Directors do not receive cash compensation for their services as directors but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. For the last two quarters of fiscal year 2001 and the first two quarters of fiscal year 2002, each director received 2,000 restricted shares of our common stock for each quarter of service on the Board. A total of 24,000 shares was awarded at a value of $1.30 per share, 8,000 shares each to Klaus Moeller, Larry Balaban and Deborah Law Cross, the members of the Board at that time.

         Each director appointed on or after April 2002 who is not also an officer received an option to purchase 10,000 shares of our common stock for joining the Board. The exercise price for these options is $2.59 per share which was the closing price of our common stock on May 13, 2002, the date of the grant. As of our 2002 Annual Meeting, each director who is not also an officer received an option to purchase 25,000 shares of our common stock for a year of service on the Board. These options vest following the year of service. The exercise price for these options is $1.53 per share which was the closing price of our common stock on July 8, 2002, the date of the grant. Directors and executive officers are elected annually.

         We do not have a nominating committee at this time. The Board of Directors has a Compensation Committee whose members are David Anderson, Richard Bermingham, Deborah Law Cross, Nancy Evensen and Margaret Loesch. The Compensation Committee held two meetings during 2002. The Board of Directors also has an Audit Committee that reviews the results and scope of the audit and other accounting-related matters. The members of the Audit Committee are currently David Anderson, Richard Bermingham, Deborah Law Cross, Nancy Evensen and Margaret Loesch. Deborah Law Cross was the only member of the Audit Committee prior to the appointment of additional outside directors in May of 2002. The Audit Committee held four meetings during 2002.

AUDIT FEES

         The aggregate fees billed by Cacciamatta Accountancy Corporation for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year were $62,144.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

         There were no fees billed by Cacciamatta Accountancy Corporation for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

ALL OTHER FEES

         No fees were billed by Cacciamatta Accountancy Corporation for services rendered to the Company for the fiscal year ended December 31, 2002, other than for services described above under "Audit Fees."

AUDIT COMMITTEE CHARTER

         Our Board of Directors has previously adopted a written charter for the Audit Committee, which established operating guidelines for the Audit Committee.

AUDIT COMMITTEE REPORT

         THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                             AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed our audited financial statements with our management and has discussed certain required matters with our independent auditors, in accordance with Statement of Auditing Standards No. 61.

         Our independent auditors also provided written documentation to the Audit Committee, describing all relationships between the auditors and the Company that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002. The Audit Committee also recommended the re-appointment of the independent auditors and the Board concurred in such recommendation. All members of the Audit Committee are considered to be "independent directors," as defined in NASDAQ Marketplace Rule 4200.

                                                              AUDIT COMMITTEE
                                                              David Anderson
                                                              Richard Bermingham
                                                              Deborah Law Cross
                                                              Nancy Evensen
                                                              Margaret Loesch

                  COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

         The rules of the Security and Exchange Commission require that we disclose late filings of stock ownership, or changes in ownership, by our directors, officers and 10% shareholders. Based upon our review of the copies of forms we received, or written representations from reporting persons that they were not required to file a Form 5, we believe that, during 2002, all reports required under Section 16(a) of the Securities Exchange Act for our directors, officers and 10% shareholders were filed on a timely basis.

                             EXECUTIVE COMPENSATION

         Our compensation and benefits program is designed to attract, retain and motivate employees to operate and manage the Company for the best interests of its constituents.

         Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for our goals and achievements. The compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance and a stock option program.

DIRECTOR COMPENSATION

         Directors do not receive cash compensation for their services as directors but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. Directors do not receive cash compensation for their services as directors but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. For the last two quarters of fiscal year 2001 and the first two quarters of fiscal year 2002, each director received 2,000 restricted shares of our common stock for each quarter of service on the Board. A total of 24,000 shares was awarded at a value of $1.30 per share, 8,000 shares each to Klaus Moeller, Larry Balaban and Deborah Law Cross, the members of the Board at that time.

         Each director appointed on or after April 2002 who is not also an officer received an option to purchase 10,000 shares of our common stock for joining the Board. The exercise price for these options is $2.59 per share which was the closing price of our common stock on May 13, 2002, the date of the grant. As of our 2002 Annual Meeting, each director who is not also an officer received an option to purchase 25,000 shares of our common stock for a year of service on the Board. These options vest following the year of service. The exercise price for these options is $1.53 per share which was the closing price of our common stock on July 8, 2002, the date of the grant.

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth compensation information for services rendered to us by certain executive officers in all capacities during each of the prior three fiscal years. Other than as set forth below, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                               SUMMARY COMPENSATION TABLE*

                                                 Annual Compensation          Long-Term Compensation
                                               -----------------------  -----------------------------------
                                                                                 Awards            Payouts
                                                                        ------------------------  ---------
                                                                                                              All Other
                                                                        Restricted   Securities             Compensation
                                                         Other Annual     Stock     Underslying     LTIP          $
                                     Salary     Bonus    Compensation     Awards    Option/SARs    Payouts      (Car
   Name and Position      Year         $          $           $             $            $            $       Allowance)
------------------------  ----     -----------  -----    ------------   ----------  -----------    -------  ------------
Klaus Moeller             2002      150,000(1)    0           0           47,619(1)    450,000        0         9,000
CEO and Interim CFO
                          2001      150,000(1)    0           0          117,560(1)    200,000        0         5,000
                          2000      150,000(1)    0           0           14,587(1)    137,500        0           0

Michael Meader            2002      150,000(2)    0           0           47,619(2)    450,000        0         9,000
President, formerly
Executive Vice
President -
Distribution and
Executive Vice President
                          2001      150,000(2)    0           0           42,560(2)    200,000        0         5,000
                          2000      150,000(2)    0           0           14,587(2)    137,500        0           0

Larry Balaban             2002      150,000(3)    0           0           47,619(3)    450,000        0         9,000
Executive VP of
Marketing and
Production
                          2001      150,000(3)    0           0           38,397(3)    200,000        0         5,000
                          2000      110,000       0           0                0       237,500        0           0


Howard Balaban            2002      150,000(3)    0           0           47,619(3)    450,000        0         9,000
Executive VP of New
Business Development
                          2001      150,000(3)    0           0           38,397(3)    200,000        0         5,000
                          2000      110,000       0           0                0       237,500        0           0

Julie Ekelund             2002      150,000(4)    0           0           20,000(4)    450,000        0         9,000
Executive VP of Sales     Prior years are not applicable as Ms. Ekelund's employment commenced on April 1, 2002.

* The number of shares and share prices disclosed reflect the reverse stock split which occurred on April 10, 2001.

(1) During 2001, in response to the Company's limited cash flow, Mr. Moeller accepted approximately $12,000 of unpaid 2000 salary and $75,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock on January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, Mr. Moeller was issued 108,337 shares of stock on June 10, 2001. Mr. Moeller received 23,810 shares for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares as a signing bonus for entering into a three-year employment agreement as of January 3, 2002, with a $30,000 reduction of 2002 salary. These issuances were made as of January 3, 2002, at $0.63 per share.

(2) During 2001, in response to the Company's limited cash flow, Mr. Meader accepted approximately $12,000 of unpaid 2000 salary and $15,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock as of January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, Mr. Meader was issued 33,337 shares of common stock on June 10, 2001. Mr. Meader received 23,810 shares for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares as a signing bonus for entering into a three-year employment agreement as of January 3, 2002, with a $30,000 reduction of 2002 salary. These issuances were made as of January 3, 2002, at $0.63 per share.

(3) During 2001, in response to the Company's limited cash flow, Mr. Larry Balaban and Mr. Howard Balaban each accepted approximately $15,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock as of January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, each were issued 18,750 shares of common stock on June 10, 2001. Mr. Larry Balaban and Mr. Howard Balaban each received 23,810 shares for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares as a signing bonus for entering into a three-year employment agreement as of January 3, 2002, with a $30,000 reduction of 2002 salary. These issuances were made as of January 3, 2002, at $0.63 per share.

(4) Ms. Ekelund agreed to accept 20,000 shares of common stock as a signing bonus for entering into a three-year employment agreement as of April 1, 2002, with a $30,000 reduction of 2002 salary. This issuance was made as of April 1, 2002, at $1.50 per share.

         The following table sets forth the options granted, if any, to the persons named in the "Summary Compensation Table" during the Company's fiscal year ended December 31, 2002.

                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR*

                                                 INDIVIDUAL GRANTS

                                 Number of          Percent of Total
                                 Securities           Options/SARs
                                 Underlying            Granted to
                                Options/SARs       Employees in Fiscal     Exercise or Base
     Name                       Granted (#)             Year (%)             Price ($/SH)          Expiration Date
------------------------      ---------------      -------------------     -----------------       ---------------
Klaus Moeller                     450,000                  13                   $0.63              January 3, 2012
Michael Meader                    450,000                  13                    0.63              January 3, 2012
Larry Balaban                     450,000                  13                    0.63              January 3, 2012
Howard Balaban                    450,000                  13                    0.63              January 3, 2012
Julie Ekelund                     450,000                  13                    0.63              January 3, 2012
-------------------------------------------------------------------------------------------------------------------

* The number of shares and share prices disclosed reflect the reverse stock split which occurred on April 10, 2001.

         The following table sets forth information concerning the exercise of stock options by each person named in the "Summary Compensation Table" during our fiscal year ended December 31, 2002, and the value of all exercisable and unexercisable options at December 31, 2002.

                            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                         FISCAL YEAR-END OPTION VALUES

                                Number of Securities Underlying       Value of Unexercised In-The-Money Options
                               Unexercised Options at FY-End (#)                  at FY-End ($) (1)
                               ---------------------------------      -----------------------------------------
           Name                Exercisable         Unexercisable          Exercisable          Unexercisable
---------------------------    -----------         -------------          -----------          -------------
Klaus Moeller                     150,000            300,000               $126,000              $252,000
Michael Meader                    150,000            300,000               $126,000              $252,000
Larry Balaban                     150,000            300,000               $126,000              $252,000
Howard Balaban                    150,000            300,000               $126,000              $252,000
Julie Ekelund                     160,000            300,000               $134,400              $252,000

---------------------------------------------------------------------------------------------------------------

 (1) Based on the closing price for our common stock at the close of market on December 31, 2002. On December 31, 2002, the price of our common stock was $0.84. The lowest exercise price of any outstanding option at December 31, 2001 was $0.63.

         All executives signed three-year employment agreements which commenced as of January 3, 2002, except for Julie Ekelund, whose agreement commenced as of April 1, 2002. See "Certain Relationships and Related Transactions."


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information known to us with respect to the beneficial ownership of common stock as of May 8, 2003, by (i) each person who is known by us to own beneficially more than 5% of common stock,
(ii) each of our directors and executive officers and (iii) all of our officers and directors as a group. Except as otherwise listed below, the address of each person is c/o Genius Products, Inc., 11250 El Camino Real, Suite 100, San Diego, California 92130.

                                                               Shares Beneficially Owned(1)
                                                             --------------------------------
               Name and Address of Owner                           Number         Percent(2)
--------------------------------------------------------     ------------------- ------------
Klaus Moeller, Director, Director Nominee, Chairman of         1,006,284  (3)(4)        6.1
  the Board, Chief Executive Officer and Interim Chief
  Financial Officer
David Anderson, Director and Director Nominee                  1,625,651 (5)            9.5
Richard Bermingham, Director and Director Nominee                 30,000 (6)     Less than 1
Deborah L. Cross, Director                                        32,500 (7)     Less than 1
Nancy Evensen, Director and Director Nominee                      10,000 (6)     Less than 1
Margaret Loesch, Director and Director Nominee                    13,000 (6)     Less than 1
Michael Meader, President                                        866,641 (3)(8)         5.3
Larry Balaban, Executive Vice President, Director and            774,492 (3)            4.7
Director
     Nominee
Howard Balaban, Executive Vice President                         766,429 (3)            4.7
Julie Ekelund, Executive Vice President                          500,731 (9)            3.0

Sean Goodchild                                                 1,106,410 (10)
S G Consulting Inc.                                            1,106,410 (10)           6.8

All officers and directors as a group (10 persons)             5,625,728               31.1

____________________

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 8, 2003, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentages based on 16,305,497 shares outstanding which does not include 1,786,431 shares of common stock issuable upon exercise of outstanding warrants and 101,500 shares of common stock issuable upon exercise of outstanding debentures.

(3) Includes an option to purchase 150,000 shares expiring on January 3, 2012, with an exercise price of $0.63 per share.

(4) Includes 90,000 shares held by Shelly Moeller (as her sole property), who is the wife of Klaus Moeller and 75,000 shares held by Dorian Lowell as custodian for 37,500 shares each for Tia and Hayden Moeller. Tia Moeller is the daughter of Klaus Moeller. Hayden Moeller is the son of Klaus Moeller. Excludes 625,200 shares held by Algarvida LDA, an entity controlled by Isable Moeller, who is the sister of Klaus Moeller. Mr. Moeller disclaims all beneficial ownership of such shares.

(5) Includes an option to purchase 10,000 shares expiring on May 13, 2012, with an exercise price of $2.59 per share, and a warrant to purchase 820,000 shares expiring on January 3, 2007, with an exercise price of $0.63 per share.

(6) Includes an option to purchase 10,000 shares expiring on May 13, 2012, with an exercise price of $2.59 per share.

(7) Includes an option to purchase 7,500 shares expiring on March 14, 2010, with an exercise price of $0.80 per share.

(8) Includes 25,000 shares held by Suzanne Meader, who is the wife of Michael Meader. Mr. Meader disclaims all beneficial ownership of such Shares.

(9) Includes an option to purchase 10,000 shares expiring on July 1, 2006, with an exercise price of $0.80 per share; an option to purchase 150,000 shares expiring on January 3, 2012, with an exercise price of $0.63 per share; and a warrant to purchase 162,000 shares expiring on April 1, 2007, with an exercise price of $0.63 per share.

(10) Includes 660,000 shares held by S G Consulting Inc. Sean Goodchild is the control person for S G Consulting Inc.

(11) Includes 446,410 shares held by Sean Goodchild who controls S G Consulting Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The number of shares and share prices disclosed below reflect the reverse stock split which occurred on April 10, 2001.

         Effective January 3, 2002, we entered into new three-year employment agreements with Klaus Moeller, our Chief Executive Officer, Chairman of the Board, Interim Chief Financial Officer and a Director and Director Nominee; Michael Meader, our President and former Executive Vice President - Distribution; Larry Balaban, our Executive Vice President of Marketing and Production and a Director and Director Nominee; and Howard Balaban, our Executive Vice President of New Business Development. Effective April 1, 2002, we entered into a three-year employment agreement with Julie Ekelund, our Executive Vice President. Under each employment agreement, the senior executive is entitled to an annual salary of $150,000 and a grant of options to purchase up to 450,000 shares of common stock which vest one-third each year beginning on December 31, 2002. The options granted will be exercisable for a period of 10 years at a price equal to $0.63 per share, the market price on the date of grant. Under these employment agreements, if the senior executive dies or is terminated without cause (as defined in the employment agreement) during the first year of the employment agreement, the senior executive will receive twenty-four months of salary as severance pay. If the senior executive dies or is terminated without cause during the second year of the employment agreement, the senior executive will receive eighteen months of salary as severance pay. If the senior executive dies or is terminated without cause during the third year of the employment agreement, the senior executive will receive twelve months of salary as severance pay. Severance pay under these employment agreements is due and payable in full immediately upon death or termination of the senior executive. If we were required to make payments under the severance pay provisions contained in one or more of these employment agreements, such would have a material adverse effect upon our liquidity and results of operations.

         On May 1, 2002, we entered into a sublease agreement with the Meader Family Trust to sublet approximately 5,000 square feet of a warehouse facility in Atlantic, Iowa for a monthly rent of $1,700. The sublease expires May 31, 2004. The Trustees of the Meader Family Trust are the parents of Michael Meader, President of the Company.

         1,285,200 restricted shares were issued upon the conversion of certain warrants. The warrant exercise price was paid by secured promissory notes totaling $728,400 with two related parties. Of the total, 660,000 shares with an exercise price of $0.63 each ($312,600 total) were issued to S G Consulting Inc., an entity controlled by Sean Goodchild, who is the owner of more than 5% of our common stock when these shares are included in his ownership. The balance of 625,200 shares with an exercise price of $0.50 each ($415,800 total) were issued to Algarvida LDA, an entity that is controlled by Isabel Moeller, who is the sister of our Chief Executive Officer, Klaus Moeller. The notes receivable bear interest at 6% annually which is accrued in arrears, are repayable on January 3, 2004, and are secured by the shares of common stock.

         A total of $24,351, including interest, is currently outstanding for advances previously made to Howard Balaban in the amount of $15,000 and to Larry Balaban in the amount of $5,000. These advances are due on demand and bear interest at 7% which is being accrued in arrears.

         On March 1, 2000, we entered into a Consulting Agreement with Gerald Edick which included a rescission of a severance letter of October 26, 1999. Pursuant to the Consulting Agreement, Mr. Edick has irrevocably revoked his rights to the cash bonus and other benefits under the severance letter. Under the Consulting Agreement, Mr. Edick received options to purchase 187,500 shares of our common stock. Mr. Edick also was to be paid $14,500 per month from March 1 through September 30, 2000, in consideration for investor relations and fundraising services to be performed by him. All payments due to Mr. Edick have been settled for $67,000.

                                   PROPOSAL 2
                         AUTHORIZATION OF THE COMPANY'S
                             2003 STOCK OPTION PLAN

         On April 18, 2003, the Board of Directors authorized the adoption of the 2003 Stock Option Plan. The proposal to authorize the 2003 Stock Option Plan is recommended by the Board of Directors because the Board considers it to be in the best interests of the Company and its shareholders. The 2003 Stock Option Plan was designed to serve as an incentive to directors, officers, and key employees and contractors to focus their services on achieving superior earnings performance and increasing the value of the shareholders' proprietary interest in the Company. A maximum of 1,000,000 (post-reverse stock split of April 10, 2001) aggregate shares of common stock are reserved for issuance under the 2003 Stock Option Plan. The 2003 Stock Option Plan vests broad discretionary power in the Board or a subcommittee of the Board, including the power to (i) select eligible optionees to be granted stock options, (ii) set the option exercise price (subject to certain restrictions), (iii) establish the duration of each option (not to exceed ten years), (iv) specify the method of exercise, and (v) designate the medium and time of payment. Once the 2003 Stock Option Plan is approved by the shareholders, options may be granted under the plan until April 18, 2013. The issuance of shares of common stock upon the exercise of options granted under the 2003 Stock Option Plan will dilute the voting power of current shareholders and may have other dilutive effects. The extent of dilution will depend on the number of options exercised and difference between the option exercise price and the market price for the common stock at the time of exercise.

         The foregoing summary of the 2003 Stock Option Plan is qualified in its entirety by the terms of the plan, which is attached as Exhibit A. The Board of Directors believes that any effect the 2003 Stock Option Plan will have in diluting the voting power of current shareholders will be exceeded by the effect of the plan to attract and retain the services of experienced and knowledgeable directors, officers, employees and other eligible service-providers who will contribute to the profitability and value of the current shareholders' holdings in the Company.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2002.

                                                                                      Number of Securities Remaining
                              Number of Securities To         Weighted-Average         Available for Future Issuance
                              Be Issued upon Exercise        Exercise Price of           under Equity Compensation
                              of Outstanding Options,       Outstanding Options,        Plans (Excluding Securities
      Plan Category            Warrants and Rights(1)      Warrants and Rights(2)     Reflected in the Second Column)
--------------------------    -------------------------    -----------------------    --------------------------------
Equity Compensation
Plans Approved by                    4,133,092                     $0.90                       3,649,707(3)
Shareholders

                                        None                                                   1,000,000(4)
Equity Compensation
Plans Not Approved by
Shareholders
-------------------------- -- ------------------------- -- ----------------------- -- --------------------------------

         (1) 483,385 shares issuable upon exercise of outstanding options granted under the 1997 Stock Option Plan and 3,649,707 shares issuable upon exercise of outstanding options granted under the 2000 Stock Option Plan.
         (2)      Option exercise prices range from $0.63 to $13.60.
         (3) Reflects shares issuable upon exercise of options issued and issuable under the Second 2000 Amended and Restated 2000 Non-Qualified Stock Option Plan.

         (4) The 2003 Stock Option Plan is currently pending authorization. Upon shareholder approval, up to 1,000,000 shares will be issuable until April 18, 2013. The plan vests broad discretionary power in the Board or a subcommittee of the Board, including the power to (i) select eligible optionees to be granted stock options, (ii) set the option exercise price (subject to certain restrictions), (iii) establish the duration of each option (not to exceed ten years), (iv) specify the method of exercise, and (v) designate the medium and time of payment.

         The Board of Directors has unanimously approved and recommends that the shareholders authorize the 2003 Stock Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                   PROPOSAL 3
                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has authorized the firm of Cacciamatta Accountancy Corporation, independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2003. A representative of Cacciamatta Accountancy Corporation is expected to be present at the Annual Meeting with the opportunity to make a statement and to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

         The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         Any shareholder who wishes to present a proposal for consideration at the annual meeting of shareholders to be held in 2003 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in our proxy materials relating to the 2004 Annual Meeting of Shareholders, the shareholder must submit such proposal in writing to us so that it is received no later than February 17, 2004. Any shareholder proposal submitted with respect to our 2004 Annual Meeting of Shareholders which proposal is received by us after May 4, 2004, will be considered untimely for purposes of Rule 14a-4 and 14a-5 under the Exchange Act, and we may vote against such proposal using our discretionary voting authority as authorized by proxy.

                          ANNUAL REPORT TO SHAREHOLDERS

         Our Annual Report for the fiscal year ended December 31, 2002, is being mailed to shareholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.


                                           By Order of the Board of Directors


                                                  /S/ KLAUS MOELLER
                                           -------------------------------------
San Diego, California                      Klaus Moeller, Chairman of the Board,
May 30, 2003                               Chief Executive Officer and Interim
                                           Chief Financial Officer

                                                                      EXHIBIT A

                            [2003 STOCK OPTION PLAN]